Exhibit 10.4

Beverly Enterprises, Inc.

Non-Employee Directors’ Stock Option Plan

(As Amended and Restated Effective as of June 1, 2004)

BEVERLY ENTERPRISES, INC.
NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(As Amended and Restated Effective as of June 1, 2004)

ARTICLE I

PURPOSE

      1.1 Purpose. The purpose of the Plan is to build a proprietary interest among the Company’s Non-Employee Directors and thereby secure for the Company’s shareholders the benefits associated with common stock ownership by those who will oversee the Company’s future growth and success. The Plan permits the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Performance-Based Cash Bonuses, Bonus Stock, and any Other Stock Unit Awards or stock-based forms of awards as the Board may determine in its sole and complete discretion at the time of grant.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

      2.1 Definitions. Whenever used as a capitalized term in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided:

            (a) “Affiliate” means an “affiliate” as defined in Rule 12b-2 under the Exchange Act.

            (b) “Agreement” means a written instrument implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, letters or similar instruments, which need not be executed by the Participant, but acceptance of which will evidence agreement to the terms of the grant.

            (c) “Award” means, individually or collectively, a grant under this Plan of any one of the following: Options; Stock Appreciation Rights; Restricted Stock; Restricted Stock Units; Performance Shares; Performance Units; Performance-Based Cash Bonuses; Bonus Stock; or Other Stock Unit Awards.

            (d) “Award Date” or “Grant Date” means the date on which an Award is made by the Board under this Plan.

            (e) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

            (f) “Board” or “Board of Directors” means the Board of Directors of the Company.

            (g) “Bonus Stock” means an Award granted pursuant to Section 9 of the Plan expressed as a Share that may or may not be subject to restrictions.

            (h) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

            (i) Any Person, corporation or other entity or group becomes the Beneficial Owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of members of the Board; or

            (ii) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a “Transaction”), the persons who were members of the Board before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

            (iii) If at any time (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (D) the Company shall sell or otherwise transfer 50 percent or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons; provided, however, that notwithstanding anything to the contrary set forth in such plan a Change in Control shall not include either (a) the Distribution or Merger, or (b) any transfer to a consolidated subsidiary, reorganization, spin-off, split-up, distribution, or other similar or related transaction(s) or any combination of the foregoing in which the core business and assets of the Company and its subsidiaries (taken as a whole) are transferred to another entity (“Controlled Entity”) with respect to which (1) the majority of the Board of Directors of the Company (as constituted immediately prior to such transaction(s)) also serve as directors of Controlled Entity and immediately after such transaction(s) constitute a majority of Controlled Entity’s board of directors, and (2) more than 70% of the shareholders of the Company (immediately prior to such transaction(s)) become shareholders or other owners of Controlled Entity and immediately after the transaction(s) control more than 70% of the ownership and voting rights of Controlled Entity.

            (i) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, as the same may be amended from time to time.

            (j) “Common Stock” or “Stock” means the common stock of the Company, par value $.10 per share.

            (k) “Company” means Beverly Enterprises, Inc., f/k/a New Beverly Holdings, Inc., or any successor thereto.

            (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, together with any rules, regulations, and interpretations promulgated thereunder or with respect thereto.

            (m) “Fair Market Value” means, on any given date, the closing price of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if no shares of Common Stock were traded on such Exchange, all as reported by such source as the Board may select. As to Awards granted to Participants in connection with the assumption of Awards previously granted by Beverly Enterprises, Inc. (BEI) pursuant to the Employee Benefit Matters Agreement dated April 15, 1997 among BEI, the NBHI and Capstone, Fair Market Value shall have the definition contained therein.

            (n) “Non-Employee Director” means an individual who is a member of the Board and who is not an employee of the Company or any Subsidiary or Affiliate thereof.

            (o) “Option” means an option granted under this Plan to purchase a share or shares of Common Stock.

            (p) “Other Stock Unit Award” means awards, granted pursuant to Section 10, of Stock or other securities that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

            (q) “Participant” means a Non-Employee Director to whom an Award has been granted under this Plan.

            (r) “Performance Award” means a performance-based Award, which may be in the form of Performance Shares, Performance Units, or Performance-Based Cash Bonuses.

            (s) “Performance-Based Cash Bonus” means a cash bonus Award, designated as a Performance-Based Cash Bonus, granted to a Participant pursuant to Section 8 herein, the value of which is determined, in whole or in part, by the attainment of pre-established Performance Goals as deemed appropriate by the Board.

            (t) “Performance Criteria” or “Performance Goals” or “Performance Measures” means the objectives established by the Board for a Performance Period for the purpose of determining when an Award subject to such objectives is earned.

            (u) “Performance Period” means the time period designated by the Board during which Performance Goals must be met.

            (v) “Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 8 herein, the value of which is determined, in whole or in part, by the value of Common Stock in a manner deemed appropriate by the Board.

            (w) “Performance Unit” means an Award, designated as Performance Unit, granted to a Participant pursuant to Section 8 herein, the value of which is determined, in whole or in part, by the attainment of pre-established Performance Goals as determined by the Board.

            (x) “Person” means a “person” as deemed in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)(3) of the Exchange Act.

            (y) “Plan” means the “Beverly Enterprises, Inc. Non-Employee Directors’ Stock Option Plan” as set forth in this document, and as the same may be amended from time to time.

            (z) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Section 7 herein.

            (aa) “Restricted Stock Unit” means a fixed or variable right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 7 of the Plan.

            (bb) “Shares” means shares of the Common Stock of the Company.

            (cc) “Stock Appreciation Right” means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the exercise price of a related Option or the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

            (dd) “Subsidiary” means a corporation at least 50 percent of the combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

            (ee) “Vesting Date” means the date determined by the Board at which an Award will no longer be subject to a risk of forfeiture.

      2.2 Gender and Number; Headings. Except when otherwise indicated by the context, any masculine terminology when used in this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural, Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

      Each Non-Employee Director shall be eligible to participate under this Plan and to receive Awards granted in accordance with the provisions of this Plan.

ARTICLE IV

COMMON STOCK AVAILABLE

      4.1 In General. Subject to adjustment as provided below, an aggregate of 900,000 shares of Common Stock shall be available for grant and issuance pursuant to the provisions of this Plan, which may be granted in any combination of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, or Other Stock Unit Awards. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company.

      4.2 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the exercise price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Board deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events are discussed in this Section 4.2, but such discussion is not intended to provide an exhaustive list of such events which may necessitate such adjustments. In addition, the Board may treat different Participants and different Awards differently, and may condition any adjustment on the execution of an appropriate waiver and release agreement.

            (a) If the outstanding Shares are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such Shares, for a different number of Shares or type of securities, or if additional Shares or new or different Shares or other securities are distributed with respect to such Shares, an appropriate and proportionate adjustment, as determined by the Board, shall be made in:

            (i) the maximum number of Shares available for the Plan as provided in Section 4.1 herein;

            (ii) the type of shares or other securities available for the Plan;

            (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan; and

            (iv) the price (including exercise price) for each Share (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Awards remain exercisable or Restricted Stock releasable.

            (b) In the event other events not specified above in this Section 4.2, such as any extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Board in its discretion may make adjustments to any or all of:

            (i) the number and type of shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan;

            (ii) the exercise price of any Award made under the Plan thereafter; and

            (iii) the number and Exercise Price of each Share (or other kind of shares or securities) subject to the then outstanding Awards, but without change in the aggregate purchase price as to which such Awards remain exercisable or Restricted Stock releasable.

            (c) Any adjustment made by the Board pursuant to the provisions of this Section 4.2 shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.

      4.3 Lapsed Awards of Forfeited Shares. In the event that (a) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or is settled in cash in lieu of Common Stock, or (b) if Shares issued pursuant to the Awards are canceled or forfeited for any reason, such Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan; provided further that if, after grant, the exercise price of an Option (or the base price of a Stock Appreciation Right) is reduced, the transaction shall be treated as a cancellation of the Option (or the Stock Appreciation Right) and a grant of a new Option (or Stock Appreciation Right).

      4.4 Delivery of Shares as Payment. In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired Shares, the number of Shares available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant.

ARTICLE V

STOCK OPTIONS

      5.1 Grant of Stock Options. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may grant Options to Non-Employee Directors as it shall determine. The Board shall have sole and complete discretion in determining the exercise price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall be evidenced by a written Agreement prescribed by the Board, and shall have such specified terms and conditions detailed in such Agreement.

      5.2 Exercise of Stock Options.

            (a) Option Exercisability. Each Option granted under the Plan shall be exercisable on or after the Vesting Date applicable to such Option, subject to the provisions of Section 5.2(b) and (c).

            (b) Immediate Vesting for Death, Disability, and Change of Control. Notwithstanding the provisions of Section 5.2(a), an Option granted to any Participant shall become immediately exercisable in full upon the first to occur of:

            (i) The death of the Participant, in which case the Option may be exercised by the Participant’s executor or administrator, or if not so exercised, by the legatees or distributees of his or her estate or by such other person or persons to whom the Participant’s rights under the Option shall pass by will or by the applicable laws of descent and distribution;

            (ii) Such time as the Participant ceases to be a member of the Board by reason of his or her disability; and

            (iii) Change in Control.

            (c) Termination Other than Death or Disability. In the event the Participant ceases to be a Non-Employee Director of the Company for any reason other than death or disability when no Change of Control has occurred, and such termination occurs prior to the time an Option granted to such Participant has become exercisable, unless determined otherwise by the Board such Option shall terminate with respect to the shares as to which the Option is not then exercisable and all rights of the Participant to such shares shall terminate without further obligation on the part of the Company. As regards any Option that is exercisable by the Participant at such time, such Participant must exercise such Option within three (3) years following the date the Participant so ceased to be a Non-Employee Director, and, any such Option remaining unexercised as of the close of such period shall expire.

      5.3 Exercise Price. The exercise price of an Option for a share of Common Stock shall be 100 percent of the Fair Market Value of such Common Stock on the Grant Date relating to such Option. However, Options granted on the assumption of, or in substitution for, options of another company with which the Company participates in an acquisition, separation or similar corporate transaction may be issued at an exercise price less than 100% of Fair Market Value.

      5.4 Expiration of Options.

            (a) In General. An Option shall expire ten (10) years from the date such Option was granted, unless terminated earlier in accordance with the Plan.

            (b) Death or Disability of Participant. In the event a Participant ceases to be a Non-Employee Director of the Company by reason of death or disability, including without limitation in the event that a Participant dies after ceasing to be a member of the Board by reason of disability, any Option granted to such Participant hereunder that has not been fully exercised at the time of the Participant’s death may be exercised at any time within the greater of:

            (i) one year after the date of death or disability; or

            (ii) in the event any Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased Participant, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

      5.5 Exercise and Payment of Exercise Price.

            (a) Number of Shares. Subject to the terms and conditions of the Plan, an Option shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares; provided, however, that there shall be no such exercise at any one time as to fewer than 100 shares or all or the remaining shares then purchasable by the person or persons exercising the Option, if fewer than 100 shares.

            (b) Payment Methods. An Option may be paid for by:

            (i) delivery of cash or a check payable to the order of the Company in an amount equal to the exercise price of such Option;

            (ii) by delivery to the Company of shares of Common Stock of the Company already owned by the Participant for more than six months and having a Fair Market Value equal in amount to the exercise price of the Option being exercised, provided that such method is consistent with applicable tax and securities laws and is not contrary to any restriction on the Company’s purchase of its own shares, or

            (iii) by any combination of such methods of payment.

ARTICLE VI

STOCK APPRECIATION RIGHTS

      6.1 Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time the Option is granted or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable after the expiration of ten (10) years from the Grant Date. The terms and conditions of each Stock Appreciation Right will be set forth in an Agreement prescribed by the Board.

      6.2 Exercise Price. The exercise price of each Stock Appreciation Right shall be determined on the Grant Date by the Board, subject to the limitation that the exercise price shall not be less than 100% of Fair Market Value on the Grant Date. However, Stock Appreciation Rights issued upon the assumption of, or in substitution for, stock appreciation rights of a company with which the Company participates in an acquisition, separation or similar corporate transaction may be issued at an exercise price less than 100% of the Fair Market Value.

      6.3 Exercise. The Participant is entitled to receive an amount equal to the excess of the Fair Market Value over the exercise price thereof on the date of exercise of the Stock Appreciation Right.

      6.4 Payment. Payment upon exercise of the Stock Appreciation Right shall be made in the form of cash, Shares, or a combination thereof, as determined in the sole and complete discretion of the Board. If any payment in the form of Shares results in a fractional share, the payment for the fractional share shall be made in cash.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may grant Shares of Restricted Stock and Restricted Stock Units under the Plan, and in such amounts and for such duration of the Period of Restriction and/or conditions of removal of such restrictions as it shall determine. Participants receiving Restricted Stock and Restricted Stock Units are not required to pay the Company therefor (except for applicable tax withholding).

      7.2 Restricted Stock Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Agreement prescribed by the Board that shall specify the Period of Restriction; the conditions that must be satisfied prior to removal of the restriction; the number of Shares of Restricted Stock granted; and such other provisions as the Board shall determine. The Board may specify, but is not limited to, the following types of restrictions in the Agreement: (i) restrictions on acceleration or achievement of terms of vesting based on any business or financial goals of the Company; and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Exchange Act, the Securities Act of 1933, any securities trading system or stock exchange upon which such Shares are listed.

      7.3 Nontransferability. Except as provided in this Section 7 and subject to applicable law, the Shares of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Board in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable only by such Participant or his or her guardian or legal representative.

      7.4 Removal of Restrictions. Except as otherwise noted in this Section 7, Restricted Stock and Restricted Stock Units covered by each Award shall be provided to and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Board. The Board may, in its sole discretion, reduce or remove the restrictions or reduce or remove the Period of Restriction with respect to Restricted Stock or Restricted Stock Units at any time for any reason.

      7.5 Voting Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those Shares.

      7.6 Dividends and Other Distributions. During the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Board. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

ARTICLE VIII

PERFORMANCE AWARDS

      8.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may grant Performance Awards in the form of either Performance Units, Performance Shares or Performance-Based Cash Bonuses to Participants subject to such Performance Goals and Performance Period as it shall determine. The Board shall have complete discretion in determining the number and value of Performance Awards granted to each Participant. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding).

      8.2 Value of Performance Awards. The Board shall determine the number and value of Performance Units, Performance Shares or Performance-Based Cash Bonuses granted to each Participant as a Performance Award. The Board shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Goals are met will determine the value of the Performance Award to the Participant. Such

Performance Goals may be particular to a Participant, may relate to the performance of a Subsidiary or a division, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Board. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Agreement prescribed by the Board. The Board may, in its sole discretion, reduce or remove any Performance Goals or Performance Periods at any time for any reason.

      8.3 Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Award shall be entitled to receive the value thereof based on the degree to which the Performance Goals established by the Board and set forth in the Agreement have been satisfied.

      8.4 Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit or Performance Share shall be made in cash, Stock, or a combination thereof as determined by the Board. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance-Based Cash Bonus shall be made in cash. Payment may be made as prescribed by the Board.

ARTICLE IX

BONUS STOCK

      Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may award Shares of Bonus Stock to Participants without cash consideration. The Board shall determine and indicate in the relevant Agreement restrictions that shall apply to such Bonus Stock, which shall provide for vesting periods and/or periods of restriction that shall be not less stringent than those as contained in Article VII with respect to awards of Restricted Stock and Restricted Stock Units. In addition, such Shares shall be subject to at least the following restrictions:

      (a) No Shares of Bonus Stock may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated if such Shares are subject to restrictions which have not lapsed or have not been vested.

      (b) If any condition of vesting of the Shares of Bonus Stock is not met, all such Shares subject to such vesting shall be delivered to the Company and canceled (in a manner determined by the Board) within 60 days of the failure to meet such condition without any payment from the Company.

      The Board may, in its sole discretion, reduce or remove any restrictions or limitations on Bonus Stock at any time for any reason.

ARTICLE X

OTHER STOCK UNIT AWARDS

      10.1 Grant of Other Stock Unit Awards. Subject to the terms and provisions of the Plan and applicable law, the Board, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards that may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Board, in its sole and complete discretion, may determine that an Award, either in the form of an Other Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 5 through 9, may provide to the Participant (a) dividends or dividend equivalents (payable on a current or deferred basis) and (b) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Board in its sole and complete discretion shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “Rules”) of the Award. The Agreement shall specify the Rules of each Award as determined by the Board. However, each Other Stock Unit Award need not be subject to identical Rules.

      10.2 Rules. The Board, in its sole and complete discretion, may grant an Other Stock Unit Award subject to the following Rules:

      (a) Common Stock or other securities issued pursuant to Other Stock Unit Awards may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant or a Change in Control of the Company. All rights with respect to such Other Stock Unit Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

      (b) Other Stock Unit Awards may require the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

      (c) The Board, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of the Other Stock Unit Awards.

      (d) Other Stock Unit Awards may be subject to a deferred payment schedule. Furthermore, all Other Stock Unit Awards granted under the Plan shall be subject to vesting periods and/or periods of restriction that are not less stringent than those as specified in Article VII with respect to awards of Restricted Stock and Restricted Stock Units.

      (e) The Board, in its sole and complete discretion, as a result of certain circumstances, including, without limitation, the assumption of, or substitution of stock unit awards of a company with which the Company participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

      (f) The Board may, in its sole discretion, reduce or remove any Performance Criteria, vesting schedule, or other restriction or condition imposed on Other Stock Unit Awards at any time for any reason.

ARTICLE XI

REGULATORY COMPLIANCE

      11.1 Issuance or Delivery of Shares. The issuance or delivery of any Shares of Common Stock subject to Awards may be postponed by the Board for such period as may be required to comply with any applicable requirements under the Federal or applicable state securities laws, any applicable listing requirements of any national securities exchange, or any requirements under any law or regulation applicable to the issuance or delivery of such Shares. The Company shall not be obligated to issue or deliver any such Shares if, in the opinion of Company’s counsel, the issuance or delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

ARTICLE XII

ADMINISTRATION

      12.1 Plan Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority within the limitations described herein to prescribe the form of the agreement embodying grants of Options. The Board shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may from time to time delegate certain of its administrative responsibilities under the Plan to Company personnel or to a committee. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done other than by such member’s own willful misconduct or as expressly provided by statute.

      12.2 Indemnification and Exculpation. The members of the Board, its agents, and officers and employees of the Company shall be indemnified, defended and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

ARTICLE XIII.

AMENDMENT AND TERMINATION

      13.1 Amendment. The Board shall have the right to amend or modify the Plan in full or in part at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall:

            (a) affect any right or obligation with respect to any Award grant theretofore made; or

            (b) unless previously approved by the shareholders of the Company, where such approval is necessary to satisfy then applicable requirements of Federal securities laws, the Code, or rules of any stock exchange on which the Company’s Common Stock is listed:

            (i) in any manner materially affect the eligibility requirements set forth in Article III;

            (ii) materially increase the number of shares of Common Stock available for or subject to Award, except as provided in Section 4.2; or

            (iii) materially increase the benefits to Participants under the Plan.

      13.2 Termination.

            (a) In General. The Board shall have the right to terminate the Plan at any time; provided, however, that Awards that are granted on or before the termination date shall remain exercisable in accordance with their respective terms after the termination of the Plan.

            (b) Termination Date. Unless terminated earlier by the Board, the Plan shall terminate on December 31, 2010; provided, however, that Awards that are granted on or before such date shall remain exercisable in accordance with their respective terms after the termination of the Plan.

ARTICLE XIV

MISCELLANEOUS

      14.1 Regulatory Approval. The Company’s obligation to issue and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or delivery of Common Stock.

      14.2 No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for reelection by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

      14.3 Severability. In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.

      14.4 Status Under ERISA. This Plan is not maintained as and is not intended to be an “employee benefit plan” under the Employee Retirement Income Security Act of 1974, as amended.

      14.5 Nontransferability of Awards. Except as specifically provided otherwise in this Plan, no Award granted under the Plan may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated by the Participant to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” (“QDRO”) as defined under Section 414(p) of the Code. Any such attempted assignment or transfer in violation of this Section 14.5 shall be null and void. During the life of the Participant, Awards shall be exercisable only by such person or an alternate payee under a QDRO, or, in the event of incapacity, by the person or person properly appointed to act on his or her behalf.

      14.6 Rights as Stockholder. Subject to the Award provisions, no Participant shall be deemed a stockholder of the Company nor have any rights as such with respect to any Shares to be provided under the Plan until he or she has become the holder of such Shares. Notwithstanding the aforementioned, with respect to Stock granted as Restricted Stock, Performance Shares, Bonus Stock or Other Stock Unit Awards under this Plan, the Participant shall be deemed the owner of such Shares provided herein. As such, unless contrary to the provisions herein or in any such related Agreement, such stockholder shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder for as long as the Participant continues to be deemed the owner of such Stock.

      14.7 Valuing Awards. Solely for purposes of valuing the Awards granted under this Plan to determine a Non-Employee Director’s annual compensation package for a given year, the following rules shall apply unless determined otherwise by the Board in its sole discretion:

            (a) Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock and Other Stock Unit Awards shall be valued based on the Fair Market Value of the shares subject to the Award on the Grant Date;

            (b) Performance-Based Cash Bonuses shall be valued based on the maximum cash award that can be paid if the Performance Goals are satisfied (or deemed satisfied); and

            (c) Options and Stock Appreciation Rights shall be valued using the methodology elected by the Company to value compensatory stock options for purposes of its annual report filed on Form 10-K.

      14.8 Applicable Law. The Plan shall be governed by, construed, and administered in accordance with the laws of the State of Delaware, except to the extent such laws are preempted by the laws of the United States.

      14.9 No Option Repricing. Notwithstanding anything in this Plan to the contrary, neither the Company nor the Board will reprice any Options or Stock Appreciation Rights without the approval of shareholders, except for adjustments under Section 4.2 as determined by the Board. For purposes of this Plan, the term “reprice” shall mean lowering the exercise price or base price of previously awarded Options or Stock Appreciation Rights, and shall also include any transactions deemed “repricings” under the relevant rules of the New York Stock Exchange.

      IN WITNESS WHEREOF, Beverly Enterprises, Inc. has caused this document to be executed by its duly authorized officer on May 20, 2004, effective as of the date set forth above.

BEVERLY ENTERPRISES, INC.
By:
Larry Deans

Its:	Senior Vice President - Human Resources